UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2016

MULTI-FINELINE ELECTRONIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50812	95-3947402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8659 Research Drive

Irvine, CA 92618

(Address of principal executive offices) (Zip Code)

(949) 453-6800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On July 27, 2016, Multi-Fineline Electronix, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”). This Amendment No.1 on Form 8-K/A to the Original Form 8-K is being filed to correct a typographical error in the dates cited in Item 5.01 of the Original Form 8-K. “June 17, 2015” is being replaced with “June 17, 2016” and “July 27, 2015” is being replaced with “July 27, 2016.” This Form 8-K/A amends and restates in its entirety Item 5.01 of the Original Form 8-K. No other changes are being made to the Original Form 8-K.

Item 5.01.	Change in Control of Registrant

The Merger was governed by Section 251 of the General Corporation Law of the State of Delaware, and a stockholder vote was required to consummate the Merger. On June 17, 2016, the stockholders of the Company formally approved the merger. As described in the Introductory Note, the Merger was completed on July 27, 2016. As a result of the Merger, a change of control of the Company occurred and the Company became an indirect wholly owned subsidiary of Parent.

The information contained in the Introductory Note, Item 2.01 and Item 5.02 below is incorporated into this Item 5.01 by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 27, 2016	MULTI-FINELINE ELECTRONIX, INC.

	By:	/s/ Thomas Kampfer
Thomas Kampfer
Executive Vice President and Chief Financial Officer

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